UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on May 13, 2014. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas J. Baltimore, Jr.	290,782,800	5,656,433	1,599,834	30,576,537

Gordon M. Bethune	284,119,478	12,311,432	1,607,360	30,576,537

Gilbert F. Casellas	292,804,826	3,618,577	1,614,861	30,576,537

James G. Cullen	281,157,442	15,320,632	1,559,832	30,576,537

Mark B. Grier	293,605,228	2,953,951	1,479,450	30,576,537

Constance J. Horner	280,403,352	16,102,433	1,531,774	30,576,537

Martina Hund-Mejean	294,995,796	1,437,289	1,604,579	30,576,537

Karl J. Krapek	294,736,121	1,701,340	1,600,451	30,576,537

Christine A. Poon	295,066,550	1,389,968	1,581,859	30,576,537

Douglas A. Scovanner	294,928,518	1,434,551	1,675,438	30,576,537

John R. Strangfeld	287,617,512	7,780,224	2,640,479	30,576,537

James A. Unruh	292,499,624	3,937,551	1,601,039	30,576,537

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following votes:

Votes for approval: 323,684,629

Votes against: 3,578,153

Abstentions: 1,352,968

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 253,481,963

Votes against: 41,795,898

Abstentions: 2,761,569

Broker non-votes: 30,576,537

4. The shareholder proposal regarding executive stock ownership was not approved based upon the following votes:

Votes for approval: 79,276,981

Votes against: 214,766,016

Abstentions: 3,990,892

Broker non-votes: 30,576,537

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer,
Vice President and Corporate Secretary